UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2023

Elevai Labs, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

As previously reported, on November 20, 2023, Elevai Labs, Inc., a Delaware corporation (the “Company”), entered into that certain underwriting agreement (the “Underwriting Agreement”) with Univest Securities LLC, and Webull Financial LLC as the representatives of the underwriters listed on Schedule A thereto (the “Representatives”) in connection with the initial public offering (the “Offering”) of 1,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an offering price of $4.00 per share (the “Public Offering Price”).

Pursuant to the Underwriting Agreement, the Company also granted the underwriters a 45-day option to purchase up to 225,000 shares of Common Stock at the Public Offering Price, less the underwriting discount, to cover over-allotment, if any.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-274755), originally filed with the Securities and Exchange Commission (the “Commission”) on September 29, 2023 (the “Registration Statement”) and declared effective by the Commission on November 13, 2023. The Common Stock commenced trading on Nasdaq Capital Market on November 21, 2023, under the symbol “ELAB.” The closing of the Offering took place on November 24, 2023.

The total gross proceeds from the Offering were $6,000,000, before deducting underwriting discounts and other offering expenses associated with the Offering payable by the Company.

The Company intends to use the net proceeds from the Offering for general and administrative expenses, marketing and market expansion, research and development, and general working capital purposes.

The Company also issued warrants to Univest and its affiliates (the “Underwriter’s Warrants”) to purchase up to 75,000 shares of Common Stock at an exercise price of $4.00 per share, subject to adjustment as set forth in the Underwriter’s Warrants, exercisable from May 24, 2024, and valid until November 20, 2028.

The Company’s officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock during the 180 day period commencing from November 20, 2023, without the prior written consent of the Representative.

The Underwriting Agreement contained customary representations and warranties. The foregoing descriptions of the Underwriting Agreement, Underwriter’s Warrants and lock-up agreement purport to be only summaries. The form of Underwriter’s Warrants and a form of the lock-up agreement are filed as Exhibits 1.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

As previously reported, on November 21, 2023, the Company issued a press release announcing that it had priced the underwritten public offering.

On November 24, 2023, the Company issued a press release announcing that it had closed its underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1*	Form of Underwriter’s Warrants
10.1*	Form of Lock-Up Agreement
99.1**	Press Release of the Company dated as of November 24, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2023

Elevai Labs, Inc.

By:	/s/ Jordan R. Plews
Name:	Jordan R. Plews
Title:	Chief Executive Officer, President and Director

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